INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 33-41245, relating to Accessor Funds, Inc., including Growth Fund, Value Fund, Small to Mid Cap Fund, International Equity Fund, High Yield Bond Fund, Intermediate Fixed-Income Fund, Short-Intermediate Fixed-Income Fund, Mortgage Securities Fund, U.S. Government Money Fund, Accessor Income Allocation Fund, Accessor Income & Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth & Income Allocation Fund, Accessor Growth Allocation Fund, and Accessor Aggressive Growth Allocation Fund of our report dated February 9, 2001, appearing in the annual report to shareholders of Accessor Funds, Inc. for December 31, 2000, and to the references to us under the captions "Financial Highlights" and "Independent Auditors" in such Registration Statement.



DELOITTE & TOUCHE LLP


Chicago, Illinois
April 26, 2001